UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Credit Agreement

On June 28, 2005, Chiquita Brands International, Inc. (the “Company”) and Chiquita Brands L.L.C. (the “Borrower”), the main operating subsidiary of the Company, entered into an amended and restated credit agreement (the “Credit Agreement”), effective June 28, 2005, with a syndicate of bank lenders (the “Lenders”), including Wachovia Bank, National Association, as administrative agent, letter of credit issuer and swing line lender, Wachovia Capital Markets, LLC, as co-lead arranger, Wells Fargo Bank, National Association, as letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent and co-lead arranger and Goldman Sachs Credit Partners L.P., as documentation agent, for a $650 million senior secured credit facility (the “Credit Facility”). The Credit Agreement amends and replaces the credit agreement entered into by the Borrower on January 7, 2005. The Credit Facility consists of a $150 million revolving credit facility (the “Revolving Credit Facility”), a $125 million term loan B (the “Term Loan B”) and a $375 million term loan C (the “Term Loan C”). The Revolving Credit Facility may be increased to $200 million under certain conditions.

Borrowings under the Revolving Credit Facility may be used for working capital requirements and other general corporate purposes, including permitted acquisitions. Borrowings under the Term Loan B were used to fund the acquisition of the “Fresh Express” unit (the “Acquisition”) from Performance Food Group Company (“PFG”) described in Item 2.01 below. The Revolving Credit Facility also contains provisions for the issuance of standby and commercial letters of credit, in US dollars and certain foreign currencies, including the euro. The Revolving Credit Facility matures on June 28, 2010 and the Term Loan B matures on June 28, 2012. The Revolving Credit Facility bears interest, at the Borrower’s option, at either a rate equal to LIBOR plus an applicable margin of 1.25% to 2.75%, or at Wachovia Bank’s base rate plus an applicable margin of 0.25% to 1.75%, depending in each case on the Company’s consolidated leverage ratio. The Term Loan B bears interest, at the Borrower’s option, at either a rate equal to LIBOR plus 2.25% to 2.50% for the first year and 2.00% to 2.50% thereafter or at Wachovia Bank’s base rate plus 1.25% to 1.50% for the first year and 1.00% to 1.50% thereafter, depending in each case on the Company’s consolidated leverage ratio. Initially, the interest rate on the Term Loan B is 2.25%. The Borrower is required to pay a fee on the daily unused portion of the Revolving Credit Facility which will be 0.50% per annum on the daily unused amount for the first six months, and may decrease thereafter to 0.25% per annum depending on the Company’s consolidated leverage ratio. There are currently no borrowings under the Revolving Credit Facility, however, approximately $22 million of letters of credit have been issued under the Revolving Credit Facility. The Term Loan B amortizes quarterly commencing at the end of the first full fiscal quarter with 1% of the aggregate initial principal amount payable each year, up to and including the sixth year following the entry into the Credit Agreement, with the balance payable in quarterly amounts during the seventh year following the entry into the Credit Agreement.

The Borrower’s obligations under the Revolving Credit Facility and the Term Loan B are guaranteed on a senior secured basis by the Company, all of the Borrower’s material domestic subsidiaries (other than the subsidiaries comprising the Fresh Express unit) and certain of the Borrower’s material Latin American subsidiaries. The obligations under the Revolving Credit Facility and Term Loan B are secured by a first priority lien on substantially all of the assets of the Borrower and the Borrower’s material domestic subsidiaries, including, without limitation, the Chiquita® trademark, 100% of the stock of the Borrower’s material domestic subsidiaries (other than the stock of the subsidiaries comprising the Fresh Express unit), and at least 65% of the stock of certain of the Borrower’s material European, Latin American and other foreign subsidiaries.

The Term Loan C matures on June 28, 2012. Borrowings under the Term Loan C were used to fund the Acquisition. At the Borrower’s option, the Term Loan C will bear interest at either a rate equal to LIBOR plus 2.25% to 2.50% for the first year and 2.00% to 2.50% thereafter, or at Wachovia Bank’s base rate plus 1.25% to 1.50% for the first year and 1.00% to 1.50% thereafter, depending in each case on the Company’s consolidated leverage ratio. Initially, the interest rate on the Term Loan C is 2.25%. The Term Loan C amortizes quarterly commencing at the end of the first full fiscal quarter, with 1% of the aggregate initial principal amount payable each year, up to and including the sixth year following the entry into the Credit Agreement, with the balance payable in quarterly amounts during the seventh year following the entry into the Credit Agreement.

The Borrower’s obligations under the Term Loan C are guaranteed on a senior unsecured basis by the Company and the Borrower’s material domestic subsidiaries (other than the subsidiaries comprising the Fresh Express unit) and on a senior secured basis by the subsidiaries comprising the Fresh Express unit. The obligations under the Term Loan C are secured solely by a first priority lien on substantially all of the assets of the Fresh Express unit in existence on June 28, 2005, including a pledge of the stock of the subsidiaries comprising the Fresh Express unit.

The Term Loan B and the Term Loan C may be repaid without penalty, but unlike the Revolving Credit Facility, amounts repaid may not be reborrowed. The Credit Facility includes covenants that (a) require the Company to maintain certain financial ratios related to consolidated leverage, the Borrower’s leverage and fixed charge coverage, (b) place limitations on the ability of the Borrower and its subsidiaries to incur debt, create liens, dispose of assets, carry out mergers and acquisitions, and make investments and capital expenditures and (c) place limitations on the Borrower’s ability to make loans, distributions or other transfers to the Company. However, payments to the Company are permitted: (i) whether or not any event of default exists or is continuing under the Credit Facility, for all routine operating expenses in connection with the Company’s normal operations and to fund certain liabilities of the Company (including interest payments on the Company’s senior notes) and (ii) subject to no continuing event of default and compliance with the financial covenants, for other financial needs, including (A) payment of dividends and distributions to the Company’s shareholders and (B) repurchases of the Company’s common stock and warrants.

From time to time, some of the Lenders and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financing and other services to the Company for which they have in the past received, and may in the future receive, customary fees (some of such relationships are disclosed elsewhere in this report). Wachovia Bank, National Association is the Company’s stock transfer agent, and certain of the Lenders provide services as trustee, agent and/or administrator for various employee benefit plans of the Company and its subsidiaries, including, the Company’s employee savings and investment (401(k)) plan, for which Wells Fargo is trustee. Certain Lenders and their affiliates provide other loan, credit and banking services including cash investments and commodity and currency hedging programs, all on commercial terms. Those Lenders or Lender affiliates which provide commodity and hedging programs enjoy a secured position for these obligations in the collateral provided under the Credit Facility.

The Credit Agreement is filed as Exhibit 10.1 to this report.

Indenture

On June 28, 2005, the Company completed the offering of $225 million of its 8 7/8% senior notes due 2015 (“Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933 (the “Note Offering”). In connection with the Note Offering, the Company entered into an Indenture and a Registration Rights Agreement, as described in the following paragraphs.

The Notes were issued under an indenture, dated as of June 28, 2005, with LaSalle Bank National Association, as trustee (the “Indenture”). The Indenture and form of note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest of 8 7/8 percent per year (payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2005), and will mature on December 1, 2015. The Company may redeem the Notes at its option at any time on or after June 1, 2010, in whole or from time to time in part, at redemption prices specified in the Indenture. Before June 1, 2010, the Company may redeem some or all of the Notes at a specified treasury make-whole rate. Upon a change of control of the Company followed by a downgrade in the rating of the Notes, the Company will be required to make an offer to purchase the Notes at 101% of their principal amount, plus accrued interest. The Indenture contains covenants that will, among other things and subject to a number of qualifications and exceptions, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, sell assets, make investments or other restricted payments, pay dividends or make distributions in respect of the Company’s capital stock, create certain liens, merge or consolidate, issue or sell stock of subsidiaries, place limits on dividends and other payment restrictions affecting certain subsidiaries, engage in sale-leaseback transactions, enter into transactions with certain stockholders or affiliates and guarantee Company debt. If the Notes are, in the future, rated investment grade by either Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc., certain of these covenants will, thereafter, no longer apply to the Notes, irrespective of whether the Notes continue to be rated at investment grade.

The Notes and the Indenture include, as events of default, failure to pay principal on any Notes, when due; failure to pay interest on the Notes for 30 days after becoming due; failure in the performance of any other covenant contained in the terms of the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of 25% principal amount of Notes then outstanding; acceleration of other debt agreements representing in excess of $30 million of indebtedness of the Company and certain of its subsidiaries; the entry of nonappealable judgments in excess of $30 million against the Company or certain subsidiaries; and certain bankruptcy events.

There are no material relationships between LaSalle Bank National Association and the Company or any of their respective affiliates, other than (a) LaSalle Bank’s service as trustee, registrar and paying agent under the Indenture, (b) LaSalle Bank’s service as trustee, registrar and paying agent under the indenture for the Company’s 7½% senior notes due 2014, (c) an affiliate of LaSalle Bank, ABN Amro Incorporated, was one of the placement agents in the Note Offering and (d) LaSalle Bank and certain of its affiliates have in the past provided and currently provide loans, guarantee facilities and other banking services, including foreign exchange, to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.

The Indenture is filed as Exhibit 4.1 to this report.

Registration Rights Agreement

In connection with the completion of the Note Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of June 28, 2005, with the placement agents of the Notes, Morgan Stanley & Co. Incorporated, Wachovia Capital Markets LLC, Goldman, Sachs & Co., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., ABN Amro Incorporated and Rabo Securities USA, Inc. (the “Placement Agents”). The Registration Rights Agreement requires the Company to use its reasonable best efforts (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement covering an offer to exchange the Notes for freely tradeable notes with substantially similar terms, (ii) to cause such registration statement to be declared effective by the SEC, (iii) to commence the exchange offer promptly after the registration statement is declared effective, (iv) to consummate the exchange offer within 60 days after the effective date of the registration statement and, (iv) if the Company cannot effect the exchange offer within seven months after June 28, 2005, to file a shelf registration statement for the resale of the Notes. In addition, if the exchange offer is not completed within seven months, the interest payable on the Notes will increase by 1/2% until (i) the exchange offer is consummated or (ii) a shelf registration statement relating to resales of the Notes is declared effective by the SEC.

From time to time, some of the Placement Agents and their affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and general financing and other services to the Company for which they have in the past received, and may in the future receive, customary fees (some of such relationships are disclosed elsewhere in this report). Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is the administrative agent under the Credit Facility and is the Company’s stock transfer agent; in addition, affiliates of Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., ABN AMRO Incorporated and Rabo Securities USA, Inc., are lenders under the Credit Facility. LaSalle Bank National Association, the trustee under the Indenture, is an affiliate of ABN AMRO Incorporated. In addition, Morgan Stanley & Co. Incorporated acted as financial advisor to the Company in connection with Acquisition.

The Registration Rights Agreement is filed as Exhibit 4.2 to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 28, 2005, the Company completed, pursuant to the Stock Purchase Agreement dated February 22, 2005 between the Company and PFG (a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated February 23, 2005), its previously announced acquisition of the “Fresh Express” unit from PFG for a purchase price of $855,000,000. In addition, at closing, the Company transferred to PFG additional funds of $25,857,892 corresponding to the estimated amount of cash at Fresh Express and outstanding checks (issued by PFG in payment of Fresh Express obligations) in excess of deposits. There will also be a post-closing working capital adjustment, as well as an adjustment for differences in actual and estimated closing cash and checks in excess of deposits. The Company financed a portion of the closing payments with the Term Loan B, the Term Loan C and the Notes, as described elsewhere in this report. There were no material relationships between the Company and PFG at the time of the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report relating to the Credit Agreement and to the Notes issued under the Indenture is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

(Required financial statements will be filed by amendment within the required time period)

(b) Pro Forma Financial Information

(Required pro forma financial information will be filed by amendment within the required time period)

(c) Exhibits.

4.1	Indenture, dated as of June 28, 2005, between Chiquita Brands International, Inc. and LaSalle Bank National Association, as trustee, relating to $225 million aggregate principal amount of 8 7/8% Senior Notes due 2015.

4.2	Registration Rights Agreement, dated as of June 28, 2005, between Chiquita Brands International, Inc. and Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, Goldman, Sachs & Co., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., ABN AMRO Incorporated and Rabo Securities USA, Inc., as placement agents of the Company’s 8 7/8% Senior Notes due 2015.

10.1	Amended and Restated Credit Agreement dated as of June 28, 2005, among Chiquita Brands International, Inc., Chiquita Brands L.L.C., certain financial institutions as lenders, and Wachovia Bank, National Association as administrative agent, letter of credit issuer and swing line lender, Wells Fargo Bank, National Association as letter of credit issuer, Morgan Stanley Senior Funding, Inc. as syndication agent and co-lead arranger and Goldman Sachs Credit Partners L.P. as documentation agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2005	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ Robert W. Olson
Robert W. Olson
Senior Vice President, General Counsel and Secretary